Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On June 24, 2014, Viggle Inc., a Delaware corporation (“Viggle” or "the Company"), and Viggle Merger Sub III Inc., a Delaware corporation and wholly-owned subsidiary of Viggle (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Choose Digital Inc., a Delaware corporation (“Choose Digital”), certain stockholders of Choose Digital (solely with respect to Articles 1, 5 and 6 and Subsection 10.1) and Amossyklein Family Holdings, LLLP, a Florida limited liability limited partnership (solely in its capacity as the Stockholders’ Agent).

The Merger Agreement and the transactions contemplated thereby were approved by the board of directors of each of Viggle, Merger Sub and Choose Digital. Within twenty four hours following the execution and delivery of the Merger Agreement, Choose Digital delivered to Viggle and Merger Sub the irrevocable written consent (the “Written Consent”) of certain of the holders of Choose Digital common stock (the “Choose Digital Common Stock”) and Choose Digital preferred stock (the “Choose Digital Preferred Stock” and, collectively with the Choose Digital Common Stock, the “Choose Digital Capital Stock”) adopting and approving the Merger Agreement and the transactions contemplated thereby. Following receipt of the Written Consent, upon the terms set forth in the Merger Agreement, Merger Sub merged with and into Choose Digital (the “Merger”), with Choose Digital continuing as the surviving corporation and a wholly-owned subsidiary of Viggle.

In connection with the Merger, all outstanding shares of Choose Digital Capital Stock, along with certain promissory notes payable by Choose Digital, were converted into the right to receive in the aggregate (A) approximately 1,963,309 shares of Viggle common stock, (B) approximately 205,761 restricted stock units, plus (C) a contingent payment, to be made within five business days after the first anniversary of the closing date, in an aggregate amount up to $4,791,674, depending on the trading price of Viggle common stock at that time.

The Merger Agreement contains customary representations, warranties and covenants of Viggle, Merger Sub and Choose Digital.

The Merger Agreement also contains certain registration rights, effective at the closing of the Merger, pursuant to which Viggle granted piggy-back registration rights to the shareholders and noteholders of Choose Digital for a specified period following October 30, 2014.

Also, pursuant to the Merger Agreement, Viggle entered into a lockup agreement, effective at the closing of the Merger, with certain shareholders and noteholders of Choose Digital, pursuant to which such shareholders and noteholders party thereto are prohibited from selling shares of Viggle common stock until the date that is six months following the closing of the Merger.

The following unaudited pro forma combined financial statements have been prepared to give effect to this acquisition. These unaudited pro forma combined financial statements are derived from the historical consolidated financial statements of the Company and Choose Digital. These financial statements have been adjusted as described in the notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined balance sheet combines the historical consolidated balance sheets of the Company and Choose Digital as of March 31, 2014, and includes preliminary adjustments to reflect the events that are directly attributable to this acquisition. In addition, the unaudited pro forma combined statements of operations combine the historical consolidated statements of operations of the Company and Choose Digital and have also been adjusted to give effect to pro forma events that are directly attributable to this acquisition and expected to have a continuing impact on the combined results. The unaudited pro forma combined statements of operations have been prepared assuming this acquisition closed on July 1, 2012.

The Company has prepared the unaudited pro forma combined financial statements based on available information using assumptions that it believes are reasonable. These pro forma financial statements are being provided for informational purposes only and do not claim to represent the Company’s actual financial position or results of operations had this acquisition occurred on the date specified nor do they project the Company’s results of operations or financial position for any future period or date. In addition, the pro forma financial statements do not contemplate the cost or impact of any restructuring activities or synergies resulting from this acquisition.

The unaudited pro forma combined financial statements were prepared using the acquisition method of accounting as outlined in Accounting Standards Codification (“ASC”) 805, Business Combinations. Based on the acquisition method of accounting, the assets and liabilities are recorded based on their fair values as of the date of the completion of the acquisition. The estimated fair values of the net assets acquired is preliminary and subject to final adjustments and provided for informational purposes only.

Unaudited Pro Forma Combined Statements of Operations (amounts in thousands except per share amounts)

	Nine Months Ended March 31, 2014
	Historical	Historical	Pro Forma			Historical	Pro forma		Pro forma
	Viggle	Wetpaint	Adjustments		Subtotal	Choose Digital	Adjustments		Combined
Revenues	$12,677	$3,127	$—		$15,804	$497	$—		$16,301
Cost of watchpoints and engagement points	(1,509)	—	—		(1,509)	—	—		(1,509)
Selling, general and administrative	(61,745)	(3,029)	(1,059)	a	(65,833)	(3,304)	(692)	a	(69,829)
Operating (loss) income	(50,577)	98	(1,059)		(51,538)	(2,807)	(692)		(55,037)

Other income:
Other income (expense), net	1,420	25	—		1,445	(6,540)	6,539	h	1,444
Interest expense, net	(2,597)	(14)	—		(2,611)	(326)	—		(2,937)
Total other income (expense)	(1,177)	11	—		(1,166)	(6,866)	6,539		(1,493)

Net (loss) income before income taxes	(51,754)	109	(1,059)		(52,704)	(9,673)	5,847		(56,530)

Income taxes	(68)	—	—		(68)	—	—		(68)

Net (loss) income	(51,822)	109	(1,059)		(52,772)	(9,673)	5,847		(56,598)

Accretion of Series A Convertible Redeemable Preferred Stock	352	—	—		352	—	—		352

Net (loss) income attributable to common stockholders	$(51,470)	$109	$(1,059)		$(52,420)	$(9,673)	$5,847		$(56,246)

Net loss per common share - basic and diluted	$(42.64)								$(15.16)

Weighted average common shares outstanding - basic and diluted	1,207,050		540,921	b1			1,963,309	b2	3,711,280

	Year Ended June 30, 2013
	Historical	Historical	Proforma			Historical	Pro forma		Pro forma
	Viggle	Wetpaint	Adjustments		Subtotal	Choose Digital	Adjustments		Combined
Revenues	$13,907	$6,222	$—		$20,129	$279	—		$20,408
Cost of watchpoints and engagement points	(8,461)	—	—		(8,461)	—	—		(8,461)
Selling, general and administrative	(102,433)	(9,151)	(2,311)	a	(113,895)	(3,027)	$(922)	a	(117,844)
Operating loss	(96,987)	(2,929)	(2,311)		(102,227)	(2,748)	(922)		(105,897)

Other income:
Other income, net	7,062	38	—		7,100	1	—		7,101
Interest (expense) income, net	(1,408)	1	—		(1,407)	2	—		(1,405)
Total other income	5,654	39	—		5,693	3	—		5,696

Net loss before provision for income taxes	(91,333)	(2,890)	(2,311)		(96,534)	(2,745)	(922)		(100,201)

Income tax expense	(70)	—	—		(70)	—	—		(70)

Net loss	$(91,403)	$(2,890)	$(2,311)		$(96,604)	$(2,745)	$(922)		$(100,271)
Net loss per common share - basic and diluted	$(89.78)								$(28.47)

Weighted average common shares outstanding - basic and diluted	1,018,065		540,921	b1			1,963,309	b2	3,522,295

Unaudited Pro Forma Combined Balance Sheet (amounts in thousands except share amounts)

	As of March 31, 2014
	Historical	Historical	Pro forma		Pro forma
Assets	Viggle	Choose Digital	Adjustments		Combined
Current assets:
Cash and cash equivalents	$1,445	$51	$(782)	c	$714
Accounts receivable, net	3,968	114	—		4,082
Prepaid expenses	2,208	373	—		2,581
Other receivables	285	—	—		285
Total current assets	7,906	538	(782)		7,662
Restricted cash	5,696	—	—		5,696
Property, plant and equipment, net	2,581	998	—		2,607
Intangible assets, net	21,783	—	6,456	d	29,211
Goodwill	29,973	—	8,916	e	38,889
Other assets	160	105	—		265
Total assets	$68,099	$1,641	$14,590		$84,330
Liabilities, convertible redeemable preferred stock and stockholders' deficit
Current liabilities
Accounts payable and accrued expenses	$13,520	$1,357	$4,792	f	$19,669
Reward points payable	5,280	—	—		5,280
Common stock warrant liability	96	—	—		96
Deferred revenue	5,089	147	—		5,236
Current portion of loan payable	37,500	1,042	—		38,542
Total current liabilities	61,485	2,546	4,792		68,823
Other long-term liabilities	1,312	—	—		1,312
Total liabilities	62,797	2,546	4,792		70,135
Series A convertible redeemable preferred stock, $1,000 stated value, authorized 100,000 shares, issued and outstanding 34,275 shares as of March 31, 2014	37,541				37,541
Series A convertible redeemable preferred stock - par value $0.0001, 53,053 shares authorized, issued and outstanding as of March 31, 2014		359	(359)	g	—
Series B convertible redeemable preferred stock - par value $0.0001, 555,000 shares authorized, 551,544 shares issued and outstanding as of March 31, 2014		5,137	(5,137)	g	—
Series C convertible redeemable preferred stock - par value $0.0001, 94,000 shares authorized, 93,343 shares issued and outstanding as of March 31, 2014		7,593	(7,593)	g	—
Commitments and contingencies
Stockholders' Deficit
Series B convertible preferred stock, $1,000 stated value, authorized 50,000 shares, issued and outstanding 21,804.2 shares as of March 31, 2014	3,997				3,997
Common stock, $0.001 par value: authorized 300,000,000 shares, issued and outstanding 1,508,641 shares as of March 31, 2014	2	—	2	b2	4
Common stock - Choose Digital	—	4	(4)	g	—
Additional paid-in-capital	247,255	74	(74) 8,891	g b2	256,146
Treasury stock, 207,664 shares as of March 31, 2014	(11,286)	—	—		(11,286)
Accumulated deficit	(272,207)	(14,072)	14,072	g	(272,207)
Total stockholders' deficit	(32,239)	(13,994)	22,887		(23,346)
Total liabilities, convertible preferred stock and stockholders' deficit	$68,099	$1,641	$14,590		$84,330

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Description of the Transactions

Choose Digital Acquisition

On June 24, 2014, Viggle Inc., a Delaware corporation (“Viggle”), and Viggle Merger Sub III Inc., a Delaware corporation and wholly-owned subsidiary of Viggle (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Choose Digital Inc., a Delaware corporation (“Choose Digital”), certain stockholders of Choose Digital (solely with respect to Articles 1, 5 and 6 and Subsection 10.1) and Amossyklein Family Holdings, LLLP, a Florida limited liability limited partnership (solely in its capacity as the Stockholders’ Agent).

The Merger Agreement and the transactions contemplated thereby were approved by the board of directors of each of Viggle, Merger Sub and Choose Digital. Within twenty four hours following the execution and delivery of the Merger Agreement, Choose Digital delivered to Viggle and Merger Sub the irrevocable written consent (the “Written Consent”) of certain of the holders of Choose Digital common stock (the “Choose Digital Common Stock”) and Choose Digital preferred stock (the “Choose Digital Preferred Stock” and, collectively with the Choose Digital Common Stock, the “Choose Digital Capital Stock”) adopting and approving the Merger Agreement and the transactions contemplated thereby. Following receipt of the Written Consent, upon the terms set forth in the Merger Agreement, Merger Sub merged with and into Choose Digital (the “Merger”), with Choose Digital continuing as the surviving corporation and a wholly-owned subsidiary of Viggle.

In connection with the Merger, all outstanding shares of Choose Digital Capital Stock, along with certain promissory notes payable by Choose Digital, were converted into the right to receive in the aggregate (A) approximately 1,963,309 shares of Viggle common stock, (B) approximately 205,761 restricted stock units, plus (C) a contingent payment, to be made within five business days after the first anniversary of the closing date, in an aggregate amount up to $4,791,674, depending on the trading price of Viggle common stock at that time.

2.	Basis of Presentation

The Acquisition will be accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. Under the acquisition method, the consideration transferred is measured at the acquisition closing date. The assets of Choose Digital have been measured based on various preliminary estimates using assumptions that the Company’s management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield different results.

The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the acquisition consideration over the estimated amounts of identifiable assets of Choose Digital as of the effective date of the acquisition was allocated to goodwill in accordance with the accounting guidance. The acquisition accounting is subject to finalization of the Company’s analysis of the fair value of the assets and liabilities of Choose Digital as of the acquisition date. Accordingly, the acquisition accounting in the unaudited pro forma combined financial statements is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material.

As previously disclosed on Form 8-K/A, filed with the Securities and Exchange Commission on January 9, 2014, the Company acquired wetpaint.com, inc. ("Wetpaint") on December 16, 2013. The Pro Forma financial statements include historical information for certain periods prior to the acquisition. Such periods include the statements of operations for the periods from July 1, 2013 to December 16, 2013 and from July 1, 2012 to June 30, 2013.

3.	Pro Forma Adjustments

A summary of the fair value of consideration transferred for the acquisition and the preliminary allocation to the fair value of the assets and liabilities of Choose Digital is as follows:

Consideration transferred:	As of 3/31/14
Shares and restricted stock units of Viggle common stock based on closing market price on the acquisition date	$8,893
Cash paid at closing	782
Contingent consideration	4,792
Total consideration transferred	14,467

Preliminary allocation:
Goodwill	8,916
Intangible assets	6,456
Other assets	1,641
Total liabilities, including acquired accrued expenses	(2,546)
$14,467

The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

(a)
Represents amortization of intangible assets acquired in each acquisition based on their preliminary fair values and useful lives. Estimated useful lives of the intangible assets are approximately 7 years and amortization is calculated on a straight-line basis.

(b1)	Represents the issuance of 540,921 shares of common stock in connection with the acquisition of Wetpaint.

(b2)	Represents the issuance of 1,963,309 shares of common stock in connection with the acquisition of Choose Digital.

(c)	Represents payment of $0.8 million for certain transaction expenses paid on behalf of Choose Digital at closing.

(d)
Represents the preliminary estimate of the fair value of the acquired intangible assets of Choose Digital. Intangible assets that have been identified include technology, trademarks, and customer relationships.

(e)	Represents the difference between the estimated purchase price and the preliminary estimated fair values of the identified assets acquired and liabilities assumed.

(f)	Represents a liability of $4.8 million to be paid to former Choose Digital stockholders recorded as contingent consideration as described in Note 1.

(g)	Represents the elimination of Choose Digital's historical convertible redeemable preferred stock, common stock and accumulated deficit.

(h)	Represents the elimination of a one time expense incurred by Choose Digital related to a loss on conversion of debt.